Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Preliminary Pricing Supplement No. 19 - Dated Monday, December 12, 2011 (To: Prospectus Dated November 16, 2011)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BAU1		$100.000%	1.250%	$	Fixed	2.500%	Monthly	30/360	12/15/2016	01/15/2012	$1.60	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

				Trade Date: Monday, December 19, 2011 @ 12:00 PM ET									Westpac Banking Corporation

				Settle Date: Thursday, December 22, 2011								Prospectus dated November 16, 2011

Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Westpac Banking Corporation				Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Citigroup, Deutsche Bank Securities,

Goldman, Sachs & Co., HSBC, J.P. Morgan, Morgan Stanley, UBS Investment Bank, Wells Fargo Advisors

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